UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2011

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

13710 FNB Parkway
Omaha, NE	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 290-2772

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Purchase Agreements

On April 26, 2011, TC PipeLines Intermediate Limited Partnership, a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), entered into a definitive agreement with TransCanada American Investments Ltd. (the “GTN Purchase Agreement”) to purchase a 25 percent membership interest in Gas Transmission Northwest LLC (the “GTN Interest”)  and a definitive agreement with TC Continental Pipeline Holdings Inc. (together with the GTN Purchase Agreement, the “Purchase Agreements”) to acquire a 25 percent membership interest in Bison Pipeline LLC (the “Bison Interest”) for a total transaction value of $605 million, subject to certain closing adjustments (the “Acquisition”).  The purchase price for the GTN Interest is $405 million in cash less $81.3 million, which reflects 25 percent of GTN’s outstanding debt.  The purchase price for the Bison Interest is $200 million in cash less a $9 million future capital commitment to complete the Bison pipeline.  The purchase and sale of the GTN Interest is contingent upon the purchase and sale of the Bison Interest and vice versa.  The Acquisition is expected to close in May, subject to customary closing conditions.  Gas Transmission Northwest LLC (“GTN”) and Bison Pipeline LLC (“Bison”) are indirect, wholly-owned subsidiaries of TransCanada Corporation (“TransCanada”), which is the parent company of TC PipeLines GP, Inc., the general partner of the Partnership (the “General Partner”).

GTN Pipeline System

GTN owns the GTN Pipeline system, a 1,353-mile natural gas transmission system originating near Kingsgate, British Columbia at the Canadian border and connecting with the Tuscarora pipeline system near Malin, Oregon at the California border (the “GTN Pipeline”).  The GTN Pipeline transports Western Canada Sedimentary Basin (“WCSB”) and Rocky Mountain-sourced natural gas to third-party natural gas pipelines and markets in Washington, Oregon and California. The GTN Pipeline has an average design capacity of approximately 2.9 Bcf/d. The original construction of the GTN Pipeline was completed in 1961, followed by expansions or extensions in 1993, 1995 and 2002.

GTN provides transportation service under rates and terms of service that are subject to approval by the Federal Energy Regulatory Commission (“FERC”).  GTN’s current maximum transportation rates were determined by a rate case settlement between GTN and its customers approved by the FERC on January 7, 2008.  The settlement agreement established a moratorium on rate changes until December 31, 2011, and requires GTN to submit a rate case with new rates to be effective by January 1, 2014.  More than half of GTN Pipeline’s capacity is under long-term contracts that expire between 2015 and 2028.

The GTN Pipeline competes with other pipelines that source natural gas from the WCSB and competes with other pipelines that serve the downstream markets served by GTN.

The GTN Pipeline is operated by a subsidiary of TransCanada.  Subject to limited approval rights the Partnership has, most decisions regarding the GTN Pipeline system will be established by the GTN Management Committee, which upon closing of the Acquisition will include three members who are appointed by TransCanada and one member who is appointed by the Partnership.

Bison Pipeline System

Bison owns the Bison pipeline system, a 303-mile natural gas pipeline originating from the Powder River Basin near Gillette, Wyoming connecting to the Northern Border system in Morton County, North Dakota (the “Bison Pipeline”). Construction of the Bison Pipeline commenced in July 2010, and the pipeline was placed into service in January 2011.

Bison operates pursuant to rates and terms of service approved by the FERC in connection with the Bison Pipeline’s initial construction.  Bison has long-term transportation agreements with four shippers, all with terms expiring in 2021, for 407 MMcf/d comprising all of Bison Pipeline’s current annual capacity.

The Bison Pipeline competes with other pipelines that transport Rocky Mountain basin gas supplies to markets in the West, Midwest and East in North America and with other pipelines that serve the same market area by sourcing natural gas from storage facilities and from other supply regions.

The Bison Pipeline is operated by a subsidiary of TransCanada. Subject to limited approval rights the Partnership has, most decisions of the Bison Pipeline will be established by the Bison Management Committee, which upon closing of the Acquisition will include three members who are appointed by TransCanada and one member who is appointed by the Partnership.

The Partnership intends to fund the Acquisition by (i) drawing up to $125 million on the Partnership’s $250 million senior revolving credit facility, and (ii) drawing on a bridge loan credit facility for which the Partnership has received commitments of $400 million and which is expected to close simultaneously with the closing of the Acquisition.

The foregoing descriptions of the Purchase Agreements are qualified in their entirety by reference to the Purchase Agreements, copies of which are filed herewith as Exhibits 2.1 and 2.2, and are incorporated herein by reference.

Relationships

As of April 26, 2011, TransCanada and its affiliates (other than the General Partner) own 11,287,725 common units and the Partnership’s General Partner owns 5,797,106 common units, representing an aggregate 36.2 percent limited partner interest in the Partnership. In addition, the General Partner owns an aggregate two percent general partner interest in the Partnership through which it manages and operates the Partnership. As a result, TransCanada’s aggregate ownership interest in the Partnership is 38.2 percent by virtue of its indirect ownership of the General Partner and 36.2 percent aggregate limited partner interest.

The Conflicts Committee of the Board of Directors of the General Partner, composed of independent directors, unanimously recommended approval of the Acquisition.  The Conflicts Committee retained legal and financial advisors to assist it in evaluating and negotiating the Acquisition.  The Board of Directors of the General Partner unanimously approved the terms of the Acquisition.

Guaranties

In connection with the Acquisition, TransCanada PipeLine USA Ltd., a subsidiary of TransCanada has guarantied all obligations of TransCanada American Investments Ltd. under the GTN Purchase Agreement up to the purchase price of the GTN Interest and has guarantied all obligations of TC Continental Pipeline Holdings Inc. under the Bison Purchase Agreement up to the purchase price of the Bison Interest.  Both guaranties have a term of six years.

The foregoing descriptions of the guaranties are qualified in their entirety by reference to the guaranties, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 7.01                                             Regulation FD Disclosure.

On April 26, 2011, the Partnership issued a press release regarding the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement for Purchase and Sale of Membership Interest dated as of April 26, 2011 between TransCanada American Investments Ltd., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

2.2

Agreement for Purchase and Sale of Membership Interest dated as of April 26, 2011 between TC Continental Pipeline Holdings Inc., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

10.1	Guaranty by TransCanada Pipeline USA Ltd. dated as of April 26, 2011 with respect to the obligations of TransCanada American Investments Ltd.
10.2	Guaranty by TransCanada Pipeline USA Ltd. dated as of April 26, 2011 with respect to the obligations of TC Continental Pipeline Holdings Inc.
99.1	Press Release dated April 26, 2011.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Annie C. Belecki
Annie C. Belecki
Assistant Secretary

Dated: April 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement for Purchase and Sale of Membership Interest dated as of April 26, 2011 between TransCanada American Investments Ltd., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

2.2

Agreement for Purchase and Sale of Membership Interest dated as of April 26, 2011 between TC Continental Pipeline Holdings Inc., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

10.1	Guaranty by TransCanada Pipeline USA Ltd. dated as of April 26, 2011 with respect to the obligations of TransCanada American Investments Ltd.
10.2	Guaranty by TransCanada Pipeline USA Ltd. dated as of April 26, 2011 with respect to the obligations of TC Continental Pipeline Holdings Inc.
99.1	Press Release dated April 26, 2011.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.